UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - January 6, 2006

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 30, 2005, William E. Aubrey II was appointed to serve as a Class III director to the Board of Directors of Peoples Financial Services Corp. with a term expiring at the annual meeting of shareholders in 2007. Mr. Aubrey is President and CEO of Gertrude Hawk Chocolates of Dunmore, PA. Mr. Aubrey has served as an Associate Director for Peoples National Bank and is presently a member of the Audit Committee for the Bank and the Company. He will continue to serve on the Audit Committee as Chairman.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.

	/s/	Debra E. Dissinger

Dated: January 6, 2006		By: Debra E. Dissinger
Executive Vice President

	/s/	Frederick J. Malloy

Dated: January 6, 2006		By: Frederick J. Malloy
Asst. Vice President/Controller

	/s/	John W. Ord

Dated: January 6, 2006		By: John W. Ord
President/ CEO/Chairman

	/s/	Joseph M. Ferretti

Dated: January 6, 2006		By: Joseph M. Ferretti
Vice President/Chief Credit Officer